UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2009 (February 27, 2009)

ACCELERIZE NEW MEDIA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52635	20-3858769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12121 WILSHIRE BLVD., SUITE 322 LOS ANGELES, CALIFORNIA 90025
(Address of principal executive offices)                   (Zip Code)

(310) 903 4001
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 27, 2009 the Board of Directors of the Registrant appointed Mr. Jeff McCollum, 37, the Head of the Registrant’s Lead Generation Division as executive officer. Mr. McCollum served as the Registrant’s Head of Lead Generation since March 2007. Before joining the Registrant, he was Vice President of Sales for eForce Media, where he was responsible for creating a market, understanding the technology, and generating demand for sales leads within several industries from 2004 through 2007. He was co-founder of Ecological Technologies where he also served as Vice President of Business Development and Sales from 2001 through 2002. He was Director of Business Development at NBCi where he identified, negotiated and closed deals and managed relationships with NBC broadcasting and studio operations from 1999 through 2001, and he worked at Netscape Communications from 1995 through 1998. Mr. McCollum attended University of Southern California. The Terms of his employment agreement with the Registrant have not changed following the appointment.

A copy of Mr. McCollum’s employment agreement dated as of March 15, 2007, is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 8.01         OTHER EVENTS.

On March 18, 2009, the registrant issued a press release announcing the launching of new services in collaboration with EDGAR Online, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 10.1              Employment Agreement of Jeff McCollum, dated March 15, 2007.

Exhibit 99.1              Press Release dated March 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 19, 2009	ACCELERIZE NEW MEDIA, INC. By: /s/ Brian Ross Brian Ross President and Chief Executive Officer